Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest Receives “Green Light” Letter from the U.S. Small Business Administration to Form New SBIC Subsidiary

Dallas, Texas – July 30, 2020 – Capital Southwest Corporation (“Capital Southwest” or the “Company”; Nasdaq: CSWC), an internally managed business development company focused on providing flexible financing solutions to support the acquisition and growth of middle market businesses, announced today that the U.S. Small Business Administration (the “SBA”) has issued a “green light” letter inviting Capital Southwest to file its application to obtain a license to operate a Small Business Investment Company (“SBIC”) subsidiary.

“We are extremely pleased to receive a ‘green light’ letter from the SBA. Operating an SBIC subsidiary has been a strategic priority for Capital Southwest since our transformation to a traditional middle-market lender in 2015,” said Bowen Diehl, President and Chief Executive Officer of Capital Southwest. “Access to SBA debentures will continue to diversify our sources of attractive balance sheet capital, while also allowing us to focus on our core lower middle market investment strategy. Our lower middle market strategy is a natural fit with the SBA’s mission of funding underserved markets, including businesses based in low to moderate income areas and business owned by minorities, women, or veterans. We look forward to continuing to work with the SBA to complete this process.”

An SBIC license would provide Capital Southwest an incremental source of long-term capital by permitting it to issue up to $175 million of SBA-guaranteed debentures. These debentures have maturities of ten years and have fixed interest rates tied to the U.S. 10 Year Treasury rate, which are generally lower than comparable bank and other forms of debt.

Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license, and Capital Southwest has received no assurance or indication from the SBA that it will receive an SBIC license, or of the timeframe in which it would receive a license, should one be granted.

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $272 million in net assets as of March 31, 2020. Capital Southwest is a middle market lending firm focused on supporting the acquisition and growth of middle market businesses with $5 million to $25 million investments across the capital structure, including first lien, unitranche, second lien, subordinated debt and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains historical information and forward-looking statements with respect to the business and investments of Capital Southwest, including the potential benefits of obtaining a license to operate a wholly owned SBIC subsidiary. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to: whether the SBA ultimately issues the SBIC license and the timing thereof; changes in the markets in which Capital Southwest invests; changes in the financial and lending markets; regulatory changes; tax treatment and general economic and business conditions; and uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets and the global and U.S. economy, the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak; the effect of the COVID-19 pandemic on our business prospects and the operational and financial performance of our portfolio companies, including our ability and their ability to achieve their respective objectives, and the effects of the disruptions caused by the COVID-19 pandemic on our ability to continue to effectively manage our business.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2020 and subsequent filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:

Michael S. Sarner, Chief Financial Officer
214-884-3829